Exhibit 10.104

FOURTH AMENDMENT TO

DEFERRED COMPENSATION PLAN

The Deferred Compensation Plan adopted by Pentastar Services, Inc., predecessor to Dollar Thrifty Automotive Group, Inc. (“DTAG”), on December 28, 1994, as amended by Amendment to Deferred Compensation Plan adopted by DTAG on September 29, 1998 and Second Amendment to Deferred Compensation Plan adopted by DTAG on September 23, 1999, and Third Amendment to Deferred Compensation Plan adopted by DTAG as of January 14, 2000 (“Plan”) is hereby amended by this Fourth Amendment to Deferred Compensation Plan effective as of January 1, 2005.

RECITALS:

Section 409A was added to the Internal Revenue Code of 1986, as amended (“IRC”) by §885 of the American Jobs Creation Act of 2004 and requires certain revisions and amendments to non-qualified deferred compensation plans such as the Plan. It is the intent of DTAG and the Plan to be in good faith compliance with the provisions of §409A of the IRC, the Proposed Regulations under §409A of the IRC published on September 29, 2005, and IRS Notice 2005-1. With respect to any bonus of a Participant as referred to herein, any bonus earned in 2004 becomes vested and payable in 2005.

1.

March 15, 2005 Election Deferral.   Notwithstanding any provisions in the Plan or amendments thereto, with respect to any bonus attributable to the calendar year 2004 that was not vested and payable until 2005 and/or salary attributable to the calendar year 2005, a Participant may elect to defer part or all of such bonus and/or salary (whether it be an initial election or an amendment of a prior election), consistent with the terms of the Plan, by a written election on a form provided by DTAG and filed with DTAG no later than March 15, 2005.

2.

Election to Terminate Participation in the Plan and/or Cancel an Outstanding Election.   Prior to December 31, 2005, any Participant may by written instrument terminate participation in the Plan or cancel any or all outstanding deferral elections provided that the amounts subject to termination or cancellation are includable in the income of the Participant in the calendar year 2005 or, if later, in the calendar year in which the amounts are earned and vested.

This Fourth Amendment was approved by the Human Resources & Compensation Committee of the Board of Directors of DTAG on December 1, 2005, effective as of January 1, 2005.